Exhibit 23.2

                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

We have issued our report dated August 15,2003, accompanying the financial statements of Protalex, Inc. as of and for the year ended MAy 31, 2003, contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registratrion Statement and Prospectus, and consent to the us eof our name as it appears under the caption "Experts."



GRANT THORNTON LLP

Albuquerque, New Mexico
December 1, 2003